Exhibit 10.36

Purchaser rights agreement

This PURCHASER RIGHTS AGREEMENT (this “Agreement”), dated as of October 28, 2019, is entered into by and between NextDecade Corporation, a Delaware corporation (“NextDecade” or the “Company”), and Ninteenth Investment Company LLC, a limited liability company organized under the laws of the United Arab Emirates (the “Purchaser”). Each of NextDecade and the Purchaser are referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Purchaser is purchasing shares of the Company’s Common Stock in an offering (the “Common Stock Equity Offering”) by the Company pursuant to the Common Stock Purchase Agreement (as defined herein); and

WHEREAS, in connection with the purchase of the Common Stock, the Purchaser was granted the additional rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.     DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means (i) with respect to any Person other than the Purchaser, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person, and (ii) solely with respect to the Purchaser, Mubadala Investment Company PJSC and its Subsidiaries. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, the term Affiliate shall not include (a) direct or indirect portfolio companies of the Purchaser or an Affiliate of the Purchaser or (b) any third-party investment manager with discretionary authority to trade on behalf of the Purchaser or an Affiliate of the Purchaser, so long as in each of clauses (a) and (b), such Person excepted from the definition has not been provided by such Purchaser with confidential information regarding the Company obtained in its capacity as the Purchaser (it being understood and agreed that, (i) confidential information regarding the Company will presumptively not be deemed to have been shared if such Person is restricted from accessing such information through compliance with standard practices and procedures restricting the flow of information and (ii) the disclosure of such confidential information to a director, officer or employee of the Purchaser or an Affiliate thereof does not, in and of itself, constitute disclosure to a Person described in clause (a) above of which such director, officer or employee is also a director, officer or employee).

“Agreement” has the meaning assigned to it in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value.

“Common Stock Equity Offering” has the meaning assigned to it in the Recitals hereto.

“Common Stock Purchase Price” means the aggregate purchase price to be paid by the Purchaser pursuant to the Common Stock Purchase Agreement in respect of all shares of Common Stock that the Purchaser has purchased pursuant thereto.

“Common Stock Purchase Agreement” means that certain Common Stock Purchase Agreement, dated as of October 24, 2019, by and between the Company and the Purchaser.

“Company” has the meaning assigned to it in the preamble hereto.

“Designated Director” has the meaning set forth in Section 3(a) of this Agreement.

“EPC Contract” means a fixed price, date certain engineering, procurement and construction contract with respect to the Project.

“FID” means the Board has affirmatively voted or consented to undertake construction of the Project and the Company has given a full notice to proceed under an EPC Contract.

“FID Capital Notice” has the meaning set forth in Section 2(a) of this Agreement.

“FID Capital Securities” means the FID Debt Securities and the FID Equity Securities.

“FID Debt Securities” means any commercial and syndicated senior secured bank loans.

“FID Equity” means capital or funds raised by the Company or any of its Affiliates on or after FID in order to finance the development, construction, commissioning and/or operation of the Project.

“FID Equity Securities” means any equity or equity-linked securities (including, without limitation, limited liability company interests, profit interests, profit-sharing interests, preferred equity, combinations of equity and/or any other instruments or forms of equity capital, as well as warrants, options, purchase rights, and other securities that are exercisable or exchangeable for or convertible into, equity securities of the Company or its Affiliates), as well as debentures, bonds, notes and loans (other than any such loans that otherwise constitute FID Debt Securities), and any non-participating preferred equity that has the indicia of indebtedness issued by the Company or any of its Affiliates, whether offered and sold in a private placement or as part of a public offering, to the extent such securities or other instruments are issued in exchange for FID Equity.

“FID ROFR” has the meaning set forth in Section 2(b) of this Agreement.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization.

“Law” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, guideline, policy, ordinance, regulation, rule, code, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Authority.

“LNG” means liquefied natural gas.

“NextDecade” has the meaning assigned to it in the preamble hereto.

“Party” or “Parties” has the meaning assigned to it in the preamble hereto.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, Governmental Authority, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Project” means the LNG liquefaction and export facility to be located on the U.S. Gulf Coast known as the Rio Grande LNG Project.

“Purchaser” has the meaning assigned to it in the preamble hereto.

“Purchaser FID Capital Preference Amount” means an aggregate purchase amount of FID Equity Securities equal to One Hundred Sixteen Million Eight Hundred Twelve Thousand Seven Hundred and Ninety-Five Dollars ($116,812,795), plus any FID ROFR amount and type to which the Purchaser may otherwise be entitled as of the date hereof.

“Purchaser Rights Agreement” means this Agreement.

“Resignation Event” means (i) that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition when applicable, (A) ceases to be an employee of the Purchaser or any of its Affiliates; (B) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the Commission, a Self-Regulatory Organization or by applicable Law; (C) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Company or its stockholders, following a good faith determination by the Board after consultation with independent Delaware counsel; (D) has engaged in acts or omissions which involve intentional criminal misconduct or an intentional violation of Law; (E) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit, following a good faith determination by the Board after consultation with independent Delaware counsel, or (ii) a Termination Event. Prior to making a determination that any Resignation Event described in clause (i)(B) through (E) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board to discuss and, if applicable, to dispute the proposed determination. At such duly called and held Board meeting, the Board shall provide the Designated Director with an opportunity to be heard and to present information relevant to the Board’s determination. The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of any such information presented by the Designated Director.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party to this Agreement.

“Termination Event” means the occurrence at any time of the Purchaser’s and its Affiliates’ aggregate ownership interest in the Company falling below fifty percent (50%) of such aggregate ownership as of the date of Closing (as defined in the Common Stock Purchase Agreement).

Section 2.     FID CAPITAL RIGHT OF FIRST REFUSAL. As an inducement for the Purchaser to enter into the transactions contemplated by the Common Stock Purchase Agreement, the Company agrees, effective upon the Purchaser’s funding the Common Stock Purchase Price in full, as follows:

(a)     If at any time the Company proposes to consummate the issuance and sale of FID Capital Securities, then the Company shall give written notice (a “FID Capital Notice”) to the Purchaser of the proposed issuance and sale of all such FID Capital Securities. The FID Capital Notice shall provide information consistent with the notices to other third party prospective investors, as determined by the Company with its financial advisor.

(b)     The Purchaser shall have the right, but not the obligation, to participate in the process to raise FID Capital Securities by the Company and its advisors (“FID ROFR”). The Purchaser shall be required to reasonably comply with the syndication process as established by the Company’s advisors. The Purchaser will have access to information consistent with the information provided to other third party prospective investors. Provided that the Purchaser gives notice to the Company consistent with the syndication process, the Purchaser shall have the right, but not the obligation, to purchase up to the Purchaser FID Capital Preference Amount of FID Capital Securities, in each case (x) with respect to governance rights, on the same terms and conditions as other investors who purchase a comparable amount of FID Capital Securities under the same FID Capital Notice and (y) with respect to investment economics (including but not limited to coupon rates, original issue premium, warrants, put, call or redemption features, discounts, amortization, prepayment penalties and sharing of profits or excess revenues), on terms and conditions no worse than any other investor purchasing FID Capital Securities under the same FID Capital Notice.

(c)     To the extent that the Purchaser does not exercise its right, pursuant to Section 2(b), to purchase the applicable Purchaser FID Capital Preference Amount of FID Capital Securities, then the Company shall be free to issue the FID Capital Securities originally offered to the Purchaser for which exercise was not made by the Purchaser; provided, however, that if the terms of such FID Capital Securities allocated for sale to third parties are more favorable than the terms originally offered to the Purchaser, the Company shall be obligated to offer those same, improved, terms to the Purchaser and the Purchaser shall be allowed another opportunity to accept or reject such improved terms as provided herein. If the Purchaser elects to purchase any FID Capital Securities pursuant to Section 2(b), then the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, for the consideration and on the terms as established by the syndication process, the FID Capital Securities that the Purchaser has duly elected to purchase pursuant to Section 2(b) and the Company may issue the remaining FID Capital Securities it proposed to issue in such FID Capital Notice in accordance with this Section 2(c).

(d)     If the sale of the FID Capital Securities is not completed within six (6) months of the date on which the FID Capital Notice is given, then the Company shall not thereafter sell FID Capital Securities without complying anew with the procedures described in this Section 2.

(e)     Upon the reasonable advice of its financial advisor, the Company may modify the process and timing of the transactions described in this Section 2, provided, however, that such modification shall not result in any reduction of the Purchaser FID Capital Preference Amount.

Section 3.     PURCHASER DESIGNATED DIRECTOR

(a)      Concurrently with the issuance of the Common Stock to the Purchaser or its Affiliate, the Board shall (i) increase the number of natural persons that constitute the whole Board by at least one (1) person and (ii) fill one such vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser (the “Designated Director”); provided,  however, that the Designated Director shall, in the reasonable judgment of the Company, (A) have the requisite skill and experience to serve as a director of a publicly traded company, (B) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the Commission, any Self-Regulatory Organization, or by applicable Law, or be subject to any “Bad Actor” disqualification set forth in Rule 506(d) under the Securities Act of 1934, as amended, and (C) otherwise be reasonably acceptable to the Company.  The Company shall use reasonable efforts to ensure that the Designated Director is assigned as a “Class B” director in accordance with the Second Amended and Restated Certificate of Incorporation of the Company.  The Company covenants to indemnify the Designated Director and, prior to the appointment of the Designated Director, agrees to execute an indemnification agreement substantially in the form attached hereto as Exhibit A. The Purchaser and the Designated Director agree to provide the Company with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by Company under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  In addition, at the Company’s request, the Purchaser shall cause the Designated Director to complete and execute the Company’s Standard Director and Officer Questionnaire prior to being admitted to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be requested by the Company.

(b)     Until a Termination Event, and subject to the conditions of Section 3(a), the Company shall nominate the Designated Director for re-election to the Board at each annual meeting of stockholders at which the Designated Director is up for re-election.  The Designated Director will hold office until his or her term expires in accordance with the bylaws of the Company and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(c)     Prior to a Termination Event:

(i)     in connection with each annual meeting of stockholders, and subject to the conditions of Section 3(a), the Board shall unanimously recommend that the stockholders of the Company vote “FOR” the election of the Designated Director and shall use all commercially reasonable efforts to cause the election of the Designated Director to the Board, including soliciting proxies in favor of his or her election;

(ii)     any Designated Director may be removed by the Purchaser at any time in the Purchaser’s sole discretion, and any vacancy created by such removal shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 3(a), shall become the Designated Director; and

(iii)     upon written notice from the Company to the Purchaser that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 3(a), shall become the Designated Director.

(d)     Any action by the Purchaser to designate or replace the Designated Director shall be evidenced in writing furnished to the Company and shall be signed by or on behalf of the Purchaser.

(e)     Prior to designating a Designated Director, the Purchaser shall enter into a written agreement with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event. The Purchaser acknowledges and agrees that such an agreement is in the best interest of the Company and the Purchaser, and that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.

(f)     The Company shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Purchaser to Board representation; provided, however, that the Company shall not be prohibited from taking such action that the Board determines may be necessary to (A) comply with any rule or regulation of the Commission or any Self-Regulatory Organization or (B) comply with applicable Law.

(g)     Except as the Purchaser may otherwise agree in writing, the Purchaser and its Affiliates shall have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as the Company and (ii) do business with any client, competitor or customer of the Company, with the result that the Company shall have no right in or to such activities or any proceeds or benefits therefrom, and except as otherwise provided in this Agreement, neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of the Purchaser or its Affiliates participation therein. If the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Purchaser or its Affiliates, then the Purchaser and its Affiliates shall have no duty to communicate or present such corporate opportunity to the Company and the Company hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that neither the Purchaser nor any of its Affiliates shall be liable to the Company or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company. The Company shall indemnify the Purchaser and its Affiliates against any losses resulting from any breach of fiduciary duty or other claim brought by or through the Company or any stockholder of the Company with respect to the matters contemplated by this Section 3(g)☒. Notwithstanding the foregoing, if the Purchaser acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, on the one hand, and the Purchaser or its Affiliates, on the other, as a result of information shared by the Company to with members of the Board, including the Designated Director, then such corporate opportunity belongs to the Company, and the Purchaser shall be liable to the Company and its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Purchaser or its Affiliates usurps such corporate opportunity for itself, or directs such corporate opportunity to another Person.

Section 4.     MISCELLANEOUS.

4.1     Representations and Warranties. The Company hereby represents to the Purchaser that (i) it has full organizational power and authority to execute and deliver this Agreement and to comply with its obligations hereunder; (ii) the execution and delivery of this Agreement by it have been duly and validly authorized by all necessary organizational action on its part; and (iii) this Agreement has been duly and validly executed and delivered by it and the provisions of this Agreement constitute valid and binding obligations of it, enforceable against it in accordance with the terms hereof, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (y) is subject to general principles of equity and the discretion of the court before which any proceedings seeking injunctive relief or specific performance may be brought. The Company further represents to the Purchaser that each holder of a right of first refusal exercisable with respect to the FID Capital Securities, whether FID Equity Securities or FID Debt Securities, holds such right of first refusal either pari passu with or junior to the Purchaser’s set of rights as described in Section 2.

4.2     Payments. All payments made by or on behalf of the Company or any of their Affiliates to the Purchaser or its respective assigns, successors or designees pursuant to this Agreement shall be without withholding, set-off, counterclaim or deduction of any kind.

4.3     Tax Cooperation. The Company will use commercially reasonable efforts to structure the issuance of FID Capital Securities in order to minimize the direct and indirect U.S. federal and state income tax liability of the Purchaser arising from its acquisition and ownership of such FID Capital Securities (including, without limitation, establishment of one or more blocker corporations through the Purchaser and other investors would acquire FID Equity Securities issued by any Affiliate of the Company that is treated as a partnership for U.S. federal income tax purposes).

4.4     Arm’s Length Transaction. The Company acknowledges and agrees that (i) the Common Stock Equity Offering and any other transactions described in this Agreement are an arm’s-length commercial transaction between the Parties and (ii) the Purchaser has not assumed nor will it assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchaser has no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement or the Offering Documents to which it is a party.

4.5     No Waiver of Rights. All waivers hereunder must be made in writing, and the failure of any Party at any time to require another Party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of any other provision.

4.6     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by email or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for any Party as shall be specified by such Party in a notice given in accordance with this Section 4.6).

(a)	If to the Company, to:

NextDecade Corporation

1000 Louisiana Street, Suite 3900

Houston, Texas 77002

Attention:      Krysta De Lima, General Counsel

kdelima@next-decade.com

With a copy (which shall not constitute notice to the Company) to:

K&L Gates LLP

214 North Tryon Street, 47th Floor

Charlotte, North Carolina 28202

Fax: (704) 353-3106

Attention:     Sean M. Jones

Sean.Jones@klgates.com

(b)	If to the Purchaser to the notice address set forth in the Common Stock Purchase Agreement.

Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

4.7     Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.8     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.9      Entire Agreement. This Agreement and the agreements and documents referenced herein constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

4.10     Successors and Assigns.

(a)     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b)     The Purchaser may assign the rights, interests or obligations under this Agreement to any Affiliate upon written notice to the Company.

(c)           The Purchaser may not transfer any FID ROFR rights without the prior written consent of the Company or the Board, which such consent shall not be unreasonably withheld, delayed or conditioned. No FID ROFR rights may be transferred unless such transfer includes at least fifty percent (50%) of the Purchaser’s FID ROFR rights with respect to FID Equity Securities held as of the date hereof or at least fifty percent (50%) of the Purchaser’s FID ROFR rights with respect to FID Debt Securities held as of the date hereof. For avoidance of doubt, in the event the Purchaser transfers only fifty percent (50%) of its FID ROFR rights with respect to either its FID Equity Securities or FID Debt Securities, the Purchaser shall retain the right to transfer the remaining fifty percent (50%) of such FID Equity Securities or FID Debt Securities, as applicable, subject to the terms of this Section 4.10(c). The Purchaser shall have the right to transfer its FID ROFR rights with respect to FID Equity Securities and FID Debt Securities independently of each other. Following the Purchaser’s being provided the opportunity to exercise its FID ROFR rights pursuant to a FID Capital Notice with respect to the Company’s first two liquefaction units to be constructed as part of the Project, and provided that an FID has in fact occurred in respect of such first two liquefaction units, the Purchaser shall be entitled to transfer all of its remaining FID ROFR rights with respect to each of its FID Equity Securities and its FID Debt Securities to a single transferee even if such remaining FID ROFR rights are less than the fifty percent (50%) of the Purchaser’s FID ROFR rights with respect to FID Equity Securities held as of the date hereof or are less than fifty percent (50%) of the Purchaser’s FID ROFR rights with respect to FID Debt Securities held as of the date hereof. The Purchaser and the transferee of any such FID ROFR rights shall determine the terms of conditions of the transfer of such FID ROFR rights. The Purchaser shall retain any FID ROFR rights not so transferred until either exercised or transferred.

(d)     This Section 4.10 shall not preclude, impede or restrict the Purchaser’s ability to sell, transfer, assign or dispose of its shares of Common Stock. The Purchaser may transfer its FID ROFR rights independently of the sale of any shares of Common Stock, and may sell shares of Common Stock without transferring any of its FID ROFR rights.

(e)     Except as set forth in this Section 4.10 or as otherwise agreed by the Parties in writing, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including the Purchaser’s right to appoint a Designated Director pursuant to Section 3 hereof) may be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party.

4.11     No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

4.12     Amendment. This Agreement may not be altered, amended, or modified except by a written instrument executed by or on behalf of the Company and the Purchaser.

4.13     Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

4.14     Consent to Jurisdiction. Each of the Parties (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined by the federal or state courts located in the State of Delaware; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such Party may now or hereafter have to the venue or jurisdiction of such courts or that such action or proceeding was brought in an inconvenient forum; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 4.6 to such Party at its address as provided in Section 4.6 (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

4.15     Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.15.

4.16     Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

4.17     Specific Performance. Each Party acknowledges that, in view of the uniqueness of the securities referenced herein and the transactions contemplated by this Agreement, the other Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other Party shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of monetary damages as a remedy.

4.18     Amendment of Company Documents. Neither the Company nor the Board shall (a) permit the bylaws or certificate of incorporation of the Company to be amended in any manner that would eliminate or have any negative impact on any of the provisions hereof or the rights conveyed to the Purchaser hereunder or (b) enter into any agreement, instrument or other arrangement that conflicts with the rights and provisions of this Agreement.

4.19     Waiver of Consequential Damages. In no event shall any Party or its Affiliates, or their respective managers, members, shareholders or representatives, be liable hereunder at any time for punitive, incidental, consequential special or indirect damages, including loss of future profits, revenue or income, or loss of business reputation of any other Party or any of its Affiliates, whether in contract, tort (including negligence), strict liability or otherwise, and each Party hereby expressly releases each other Party, its Affiliates, and their respective managers, members, shareholders, partners, consultants, representatives, successors and assigns therefrom.

4.20     Rules of Construction. The Parties and their respective legal counsel participated in the preparation of this Agreement, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties, but rather in accordance with the fair meaning thereof. All definitions set forth in this Agreement are deemed applicable whether the words defined are used in this Agreement in the singular or in the plural, and correlative forms of defined terms have corresponding meanings. The term “including” is not limiting and means “including without limitation.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, annex and exhibit references are to this Agreement unless otherwise specified. Any reference to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

NEXTDECADE CORPORATION

By:      /s/ Matthew Schatzman

Name: Matthew Schatzman

Title: Chief Executive Officer

PURCHASER:

Ninteenth Investment Company LLC

By:      /s/ Robert Murphy

Name:      Robert Murphy

Title: Senior Vice President, M&A